Exhibit 10.10


                     FIFTH AMENDMENT TO FINANCING AGREEMENT

         This Fifth Amendment to Financing Agreement (this "Amendment") is entered into as of February 14, 2003 among FACTORY 2-U STORES, INC., a Delaware corporation ("Company"), the Lenders who are a party to the Financing Agreement referred to below (collectively, "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("Agent"), in its capacity as Agent for the Lenders, with reference to the following facts:

A. Agent, Company and Lenders previously entered into that certain Financing Agreement dated as of March 3, 2000, as amended by that certain First Amendment to Financing Agreement dated as of April 13, 2000, that certain Second Amendment to Financing Agreement dated as of April 10, 2001, that certain Third Amendment to Financing Agreement dated as of April 9, 2002, and that certain Fourth Amendment to Financing Agreement dated as of September 16, 2002 (collectively, the "Financing Agreement"), pursuant to which Lenders have provided Company with certain loans and other financial accommodations.

B. Company has requested that Agent and Lenders amend the Financing Agreement to, among other things, expand the scope of the Collateral securing the Obligations in consideration of Agent agreeing to cause an Issuing Bank to issue one or more Letters of Credit or Agent agreeing to issue one or more guaranties (collectively, the "Factor Letters of Credit and Guaranties"), in favor of the factor or factors of certain of the Company's suppliers' accounts receivable (which accounts receivable constitute accounts payable of the Company), to secure performance by the Company of certain of such accounts payable.

         C. Agent and Lenders are willing to amend the Financing Agreement on the terms and subject to the conditions set forth in this Amendment.

         NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above:

1. Definitions. Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Financing Agreement.

2.       Amendments to Financing Agreement.

(a) The definition of "Collateral" set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows, and the Company confirms its grant of a security interest in such Collateral to secure the Obligations:

                           "Collateral" shall mean all present and future
                  Accounts, Inventory, Other Collateral, equipment (as defined in the UCC), general intangibles (as defined in the UCC and expressly including all payment intangibles and including all tax refunds and rights to tax refunds, including the Tax Refund), letter of credit rights (as defined in the UCC), investment property (as defined in the UCC), and documents (as defined in the UCC and including any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto), and all cash and non-cash proceeds of the foregoing.

                  (b) Section 1 of the Financing Agreement is hereby amended to add the following definition of "Factor Letters of Credit and Guaranties":

                  "Factor Letters of Credit and Guaranties" shall mean the Letters of Credit issued by an Issuing Bank, as guaranteed by Agent, on behalf of Lenders, and Guaranties issued by Agent, in either case in favor of Company's suppliers' factor or factors in amounts not to exceed $2,500,000 in the aggregate to secure performance by Company of certain of its accounts payable.

                  (c) Section 1 of the Financing Agreement is hereby amended to add the following definition of "Factor Letters of Credit and Guaranties Reserve":

                  "Factor Letters of Credit and Guaranties Reserve" shall mean the Availability Reserve established by Agent with respect to the Factor Letters of Credit and Guaranties.




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                  (d) Section 1 of the Financing Agreement is hereby amended to replace the definition of "Letter of Credit Sub-Line" with the following:

                  "Letter of Credit Sub-Line" shall mean $15,000,000 in the aggregate.

                  (e) Section 1 of the Financing Agreement is hereby amended to add the following definition of "Tax Refund":

                  "Tax Refund" shall mean the Company's federal income tax refund currently pending with the Internal Revenue Service with respect to tax year 2002.

3. Factor Letters of Credit and Guaranties; Availability Reserve. Lenders agree that Agent, on behalf of Lenders, shall facilitate the issuance of, or issue, the Factor Letters of Credit and Guaranties, respectively. Lenders further agree that no Factor Letters of Credit and Guaranties Reserve will be imposed until the earlier of (a) the receipt by Agent, for the benefit of Lenders, of either the Tax Refund or the proceeds arising from of any assignment of the Tax Refund in compliance with Section 5 hereof, and (b) April 15, 2003. The amount of the Factor Letters of Credit and Guaranties Reserve shall be the amount which Agent determines in its discretion is appropriate in light of the contingent reimbursement obligations of the Lenders to the Issuing Bank and the contingent obligations of Agent and Lenders with respect to the Factor Letters of Credit and Guaranties, including such contingent obligations as may result from preference risks of the factor or factors holding the Factor Letters of Credit and Guaranties, provided that the amount of the Factor Letters of Credit and Guaranties Reserve will not exceed the largest aggregate amount of the Factor Letters of Credit and Guaranties which is or was outstanding at any time.

4. Consent to Subordinated Debt. Agent and Lenders hereby consent to the incurrence by Company of up to $10,000,000 of indebtedness which may be secured by a lien upon the Collateral junior to that held by Agent, for the benefit of Lenders, and otherwise on terms and conditions, including subordination provisions and execution of an intercreditor agreement all acceptable to Agent in its discretion.

5. Disposition of Certain Assets. Agent and Lenders hereby consent to the sale or other disposition of the Tax Refund and the Company's equipment and fixtures at its distribution center in Otay Mesa, San Diego, California, which consent is expressly conditioned upon: (a) the terms and provisions of the sale or other disposition shall be acceptable to Agent, in its reasonable discretion, in all respects; and (b) all proceeds of any such disposition shall be paid directly to Agent, for the benefit of Lenders, by the purchaser/transferee of any of such assets.

6. Fees. Company shall pay to Agent, for the benefit of Lenders, fees with respect to the Factor Letters of Credit and Guaranties as follows: (x) prior to the date which is the earlier of (a) the receipt by Agent, for the benefit of Lenders, of the Tax Refund, and (b) April 15, 2003, a fee equal to the sum of (i) $1,000 per Business Day, payable monthly, in arrears, plus (ii) 1.5% per annum, payable monthly in arrears, of the aggregate amount of the Factor Letters of Credit and Guaranties, and (y) after the date which is the earlier of (a) the receipt by Agent, for the benefit of Lenders, of the Tax Refund, and (b) April 15, 2003, a fee equal to 1.5% per annum, payable monthly in arrears, of the amount of the Factor Letters of Credit and Guaranties.

7. Conditions Precedent. The effectiveness of the foregoing amendment shall be, and hereby is, subject to the fulfillment to Agent's satisfaction of the Conditions Precedent. The "Conditions Precedent" shall mean each of the following:

(a) Receipt by Agent of this Amendment duly executed by each of the parties hereto; and

(b)      As of the date hereof, the representations and warranties contained in
         Section 7 of the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and no Default or Event of Default shall be existing or have occurred and be continuing.


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         5. Miscellaneous.

                  (a) Reference to and Effect on the Financing Agreement.

                           (i) Except as specifically amended by this Amendment
                  and the documents executed and delivered in connection herewith, the Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                           (ii) The execution and delivery of this Amendment
                  shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Financing Agreement or any agreement or document executed in connection therewith.

                           (iii) Upon the Conditions Precedent being satisfied,
                  this Amendment shall be construed as one with the existing Financing Agreement, and the existing Financing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

                  (b) Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 8.5 of the Financing Agreement.

                  (c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (e) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                          Company:

                                          FACTORY 2-U STORES, INC.


                                          By:    /s/ Douglas C. Felderman
                                          Name:  Douglas C. Felderman
                                          Title: Executive Vice President and
                                                   Chief Financial Officer


                                          Agent and Lender:

                                          THE CIT GROUP/BUSINESS CREDIT, INC.


                                          By:    /s/ Frank Brown
                                          Name:  Frank Brown
                                          Title: Vice President






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